Exhibit 23

Consent of Independent Registered Certified Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-35059, 333-57977, 333-57979, 333-40666, 333-40664, 333-40658, 333-100055, 333-109257, 333-19007, 333-27935 and 333-118558) and S-3 (No. 333-116464), of Hughes Supply, Inc. of our reports dated April 14, 2004, relating to the financial statements and financial statement schedule, which appear in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Orlando, Florida
September 14, 2004